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                            GLOBAL CUSTODY AGREEMENT


     This AGREEMENT is effective April 9, 1997, and is between THE CHASE MANHATTAN BANK ("Bank") and SECURITY INCOME FUND ("Customer").

     It is hereby agreed as follows:

1.   CUSTOMER ACCOUNTS.

     Bank shall establish and maintain the following accounts ("Accounts"):

     (a) A custody account in the name of Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3) for the account of Customer ("Securities"); and

     (b) A deposit account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

     Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. Bank may deliver securities of the same class in place of those deposited in the Custody Account.

     Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2.   MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

     Unless  Instructions  specifically  require another location  acceptable to
Bank:

     (a) Securities shall be held in the country or other jurisdiction to which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

     (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

     Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of

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its  "Affiliates" at such reasonable  rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

     If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.   SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

     Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements ("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

     Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule
A. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.   USE OF SUBCUSTODIAN.

     (a) Bank shall identify the Assets on its books as belonging to Customer.

     (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

     (c) Any Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any securities held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

     (d) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

     (e) Until further notice from Bank, Bank shall furnish annually to Customer information concerning Subcustodians similar in kind and scope as that furnished to Customer in connection with the initial approval hereof. Bank shall timely advise Customer of any material adverse change in the facts or circumstances upon which such information is based where such changes would affect the eligibility of the Subcustodian under Rule 17f-5 as soon as practicable after Bank becomes aware of any such material adverse change in the normal course of Bank's custodial activities.

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5.   DEPOSIT ACCOUNT TRANSACTIONS.

     (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

     (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account. Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

     (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.   CUSTODY ACCOUNT TRANSACTIONS.

     (a) Securities shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to Bank.

     (b) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Securities are actually received by Bank and reconciled to the Account.

          (i) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction.

          (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, Bank may reverse the credits and debits or the particular transaction at any time.

7.   ACTIONS OF BANK.

     Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

     (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities.

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     (b) Execute in the name of Customer such  ownership and other  certificates as may be required to obtain payments in respect of Securities.

     (c) Exchange interim receipts or temporary Securities for definitive Securities.

     (d)  Appoint  brokers  and  agents  for  any   transaction   involving  the
Securities,   including,   without   limitation,   Affiliates  of  Bank  or  any
Subcustodian.

     (e)  Issue   statements  to  Customer,   at  times  mutually  agreed  upon,
identifying the Assets in the Accounts.

     Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless Customer sends Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, Customer shall be deemed to have approved such statement. In such event, or where Customer has otherwise approved any such statement, Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where Customer and all persons having or claiming an interest in Customer or Customer's Accounts were parties.

     All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which Bank has agreed to take any action hereunder.

8.   CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

     (a) CORPORATE ACTIONS. Whenever Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from Customer or its Authorized Person (as defined in Section 10 hereof), but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement of fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

     (b) PROXY VOTING. Bank shall provide proxy voting services, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).

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     (c) TAX RECLAIMS.

          (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of Customer which Bank believes may be available to such Customer.

          (ii) The provision of tax reclaim services by Bank is conditional upon Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, additional United Kingdom taxation shall be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax shall be deducted from U.S. source income. Customer shall provide to Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

          (iii) Bank shall not be liable to Customer or any third party for any taxes, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of Bank.

          (iv) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

          (v) Bank shall perform tax reclaim services only with respect to taxation, levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

          (vi) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the Securities and/or Cash held for Customer.

          (vii) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if it performed such services itself.

9.   NOMINEES.

     Securities which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Securities registered in a nominee name are called for partial

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redemption by the issuer,  Bank may allot the called  portion to the  respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.  AUTHORIZED PERSONS.

     As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.  INSTRUCTIONS.

     The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

     Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or any other security devices which Bank shall make available to Customer or its Authorized Persons.

12.  STANDARD OF CARE; LIABILITIES.

     (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

          (i) Bank shall use reasonable care with respect to its obligations hereunder and the safekeeping of Assets. Bank shall be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that Bank would be liable to Customer if Bank were holding such Assets in New York. In the event of any loss to Customer by reason of the failure of Bank or its Subcustodian to utilize reasonable care, Bank shall be liable to Customer only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action. As long as Bank shall have been in compliance with its obligations pursuant to Section

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     4(e)  hereof,  Bank  shall not be  responsible  for the  insolvency  of any
     Subcustodian which is not a branch or Affiliate of Bank.

          (ii) Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

          (iii) Bank shall be indemnified by, and without liability to Customer for any action taken or omitted by Bank whether pursuant to Instructions otherwise within the scope hereof if such act or omission was in good faith, without negligence. In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

          (iv) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

          (v) Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          (vi) Bank need not maintain any insurance for the benefit of Customer.

          (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

          (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     (b)  Consistent  with and  without  limiting  the first  paragraph  of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

          (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;

          (ii) supervise or make recommendations with respect to investments or the retention of Securities;

          (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof;

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          (iv) evaluate or report to Customer or an Authorized  Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant hereto; and

          (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.

     (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.  FEES AND EXPENSES.

     Customer shall pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof.

14.  MISCELLANEOUS.

     (a) FOREIGN EXCHANGE TRANSACTIONS. To facilitate the administration of Customer's trading and investment activity, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries, Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of Bank, its subsidiary, Affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

     (b) CERTIFICATION OF RESIDENCY, ETC. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

     (c) ACCESS TO RECORDS. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to the Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of Customer's books and records.

     (d) GOVERNING LAW: SUCCESSORS AND ASSIGNS, CAPTIONS. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall

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

bind the successors in interest of Customer and Bank. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

     (e) ENTIRE AGREEMENT; APPLICABLE RIDERS. Customer represents that the Assets deposited in the Accounts are (Check one):

     _____ Employee Benefit Plan or other assets subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")

     __X__ Investment Company assets subject to certain U.S. Securities and Exchange Commission rules and regulations;

     _____ Neither of the above.

     This Agreement consists exclusively of this document together with Schedule A, Exhibits I and the following Riders [Check applicable riders]:

     _____ ERISA

     __X__ INVESTMENT COMPANY

     __X__ PROXY VOTING

     __X__ SPECIAL TERMS AND CONDITIONS

     There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

     (f) SEVERABILITY. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

     (g) WAIVER. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

     (h) REPRESENTATIONS AND WARRANTIES. (i) Customer hereby represents and warrants to Bank that: (A) it has full authority and power to deposit and control the Securities and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the full power and authority to perform its obligations hereunder, (B) this Agreement constitutes its legal, valid and binding obligation; enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

     (i) NOTICES. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, NY 11245, Attention: Global Investor Services, Investment Management Group; and (b) Customer:
SECURITY INCOME FUND.

     (j) TERMINATION. This Agreement may be terminated by Customer or Bank by giving sixty (60) days written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

     (k) MONEY LAUNDERING. Customer warrants and undertakes to Bank for itself and its agents that all Customer's customers are properly identified in accordance with U.S. Money Laundering Regulations as in effect from time to time.

     (l) IMPUTATION OF CERTAIN INFORMATION. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

                                          CUSTOMER
                                          By:  JAMES R. SCHMANK
                                               ---------------------------------
                                          Title:
                                          Date:

                                          THE CHASE MANHATTAN BANK
                                          By:  MARY ELLEN COSTELLO
                                               ---------------------------------
                                          Title:
                                          Date:

STATE OF KANSAS  )
                 :ss.
COUNTY OF SHAWNEE)

     On this 11th day of April, 1997, before me personally came James R. Schmank, to me known, who being by me duly sworn, did depose and say that he/she resides in Topeka, Kansas at 700 SW Harrison, that he/she is Vice President and Treasurer of Security Income Fund, the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.


                                                       JAMES R. SCHMANK
                                                --------------------------------


Sworn to before me this 11th day of April, 1997.

L. CHARMAINE LUCAS
--------------------------------
             Notary

STATE OF NEW YORK  )
                   :ss.
COUNTY OF NEW YORK )

     On this 9th day of April, 1997, before me personally came Mary Ellen Costello, to me known, who being by me duly sworn, did depose and say that he/she resides in New York, New York at 435 East 79th; that he/she is a Vice President of THE CHASE MANHATTAN BANK, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.


                                                       MARY ELLEN COSTELLO
                                                --------------------------------


Sworn to before me this 9th day of April, 1997.

            LAIYEE NG
--------------------------------
             Notary

SCHEDULE A

Argentina           The Chase Manhattan Bank
Australia           The Chase Manhattan Bank
Austria             Creditanstalt-Bankverein
Bahrain             The British Bank of the Middle East
Bangladesh          Standard Chartered Bank Plc
Belgium             Generale Banque
Botswana            Barclays Bank of Botswana Ltd.
Brazil              Banco Chase Manhattan, S.A
Canada              Canada Trust Company
                    Royal Bank of Canada
Chile               The Chase Manhattan Bank
China (Shanghai)    Hong Kong Shanghai Banking Corporation, Ltd.
China (Shenzen)     Hong Kong Shanghai Banking Corporaiton, Ltd.
Colombia            Sociedad Fiduciaria International, S.A.
Cyprus              Barclays Bank, Plc.
Czech Republic      Ceskoslovenska Obchodni Banka, A.S.
Denmark             Den Danske Bank
Ecuador             Citibank, N.A.
Egypt               National Bank of Egypt
EuroBonds           Cedel, S.A. (Luxembourg)
Euro CDs            First Chicago Clearing Centre
Finland             Kansallis-Osake-Pankki
France              Banque Paribas
Germany             Chase Bank, A.G.
Ghana               Barclays Bank of Ghana Ltd.
Greece              Barclays Bank Plc
Hong Kong           The Chase Manhattan Bank
Hungary             Citibank Budapest Rt
India               Deutsche Bank
                    Hong Kong Shanghai Banking Corporation, Ltd.
Indonesia           Hong Kong Shanghai Banking Corporation, Ltd.
Ireland             Bank of Ireland
Israel              Bank Leumi Le-Israel B.M.
Italy               The Chase Manhattan Bank
Japan               Fuji Bank
Jordan              Arab Bank, Plc
Kenya               Barclays Bank of Kenya Ltd.
Lebanon             The British Bank of the Middle East
Luxembourg          Banque Generale du Luxembourg, S.A.
Malaysia            The Chase Manhattan Bank
Mauritius           Hong Kong Shanghai Banking Corporation, Ltd.
Mexico              Chase Manhattan Bank Mexico, S.A.
                    Banco Nacional de Mexico, S.A. (Gov't Bonds)
Morocco             Banque Commercial du Maroc

Namibia             Standard Bank Namibia Ltd.
Netherlands         ABN AMRO Bank N.V.
New Zealand         National Nominees Limited
Norway              Den norske Bank
Oman                The British Bank of the Middle East
Pakistan            Citibank, N.A.
                    Deutsche Bank
Peru                Citibank, N.A.
Philippines         Hong Kong Shanghai Banking Corporation, Ltd.
Poland              Bank Polska Kasa Opieki S.A.
                    Bank Handlowy W. Warsawie S.A.
Portugal            Banco Espirito Santo E Comercial de Lisboa
Russia              The Chase Manhattan Bank International
Singapore           The Chase Manhattan Bank
Slovak Republic     Ceskoslovenska Obchodni Banka, S.A.
South Africa        Standard Bank of South Africa
South Korea         Hong Kong Shanghai Banking Corporation, Ltd.
Spain               The Chase Manhattan Bank
                    Banque Bruxelles Lambert (Gov't Bonds)
Sri Lanka           Hong Kong Shanghai Banking Corporation
Switzerland         Union Bank of Switzerland
Sweden              Skandinaviska Enskilda Banken
Switzerland         Union Bank of Switzerland
Taiwan              The Chase Manhattan Bank
Thailand            The Chase Manhattan Bank
Turkey              The Chase Manhattan Bank
United Kingdom      The Chase Manhattan Bank
United States       The Chase Manhattan Bank
Uruguay             The First National Bank of Boston
Venezuela           Citibank, N.A.
Zambia              Barclays Bank of Zambia, Ltd.
Zimbabwe            Barclays Bank of Zimbabwe, Ltd.

                                   EXHIBIT I
                              Dated April 9, 1997

Security Income Fund
     Emerging Market Total Return Series
     Global Asset Allocation Series

              Investment Company Rider to Global Custody Agreement
                      Between The Chase Manhattan Bank and

                              SECURITY INCOME FUND

                             effective April 9, 1997


     Customer represents that the Assets being placed in Bank's custody are subject to the Investment Company Act of 1940, as amended (the "1940 Act"), as the same may be amended from time to time.

     Except to the extent that Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the Securities and Exchange Commission ("SEC") or the Exemptive Order applicable to accounts of this nature issued to Bank (1940 Act, Release No. 12053, November 20, 1981), as amended, or unless Bank has otherwise specifically agreed, Customer shall be solely responsible to assure that the maintenance of Assets hereunder complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the SEC.

     The following modifications are made to the Agreement:

     Section 3. SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

     Add the following language to the end of Section 3:

     The terms Subcustodian and securities depositories as used herein shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

     (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the 1940 Act;

     (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof and that has shareholder's equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof) as of the close of its fiscal year most recently completed prior to the date hereof, (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) as of the close of its fiscal year most recently completed prior to the date hereof, (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

     (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (iia transnational system for the central handling of securities or equivalent book-entries.

     Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A hereto and the terms of the subcustody agreeements between Bank and Subcustodian, which are attached as Exhibits I of Schedule A, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. Bank shall supply Customer with any amendment to Schedule A for approval. Customer has supplied or shall supply Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

     Section 11. INSTRUCTIONS.

     Add the following language to the end of Section 11:

     Deposit Account Payments and Custody Account  Transactions made pursuant to
     Section 5 and 6 hereof may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to Customer by law or as may be set forth in its prospectus.

     (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

     (b) When Securities are called, redeemed or retired, or otherwise become payable;

     (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

     (d) Upon conversion of Securities pursuant to their terms into other securities;

     (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

     (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

     (g) In connection with any borrowings by Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

     (h) In  connection  with any loans,  but only  against  receipt of adequate
     collateral   as  specified  in   Instructions   which  shall   reflect  any
     restrictions applicable to Customer;

     (i) For the purpose of redeeming shares of the capital stock of Customer and the delivery to, or the crediting to the account of, Bank, its Subcustodian or Customer's transfer agent, such shares to be purchased or redeemed;

     (j) For the purpose of redeeming in kind shares of Customer against delivery to Bank, its Subcustodian or Customer's transfer agent of such shares to be so redeemed;

     (k) For delivery in accordance with the provisions of any agreement among Customer, Bank and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any
     similar   organ-
     ization or organizations, regarding escrow or other arrangements in connection with transactions by Customer;

     (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Bank shall receive from brokers the Securities previously deposited. Bank shall act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and shall have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

     (m)  For  spot or  forward  foreign  exchange  transactions  to  facilitate
     security   trading,   receipt  of  income   from   Securities   or  related
     transactions;

     (n) For other proper purposes as may be specified in Instructions issued by an officer of Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing Customer; and

     (o) Upon the termination hereof as set forth in Section 14(j).

     Section 12. STANDARD OF CARE; LIABILITIES.

     Add the following at the end of Section as 12:

     (d) Bank hereby warrants to Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. Bank, each eligible foreign custodian and each eligible foreign securities depository holding Customer's Securities pursuant hereto afford protection for such Securities at least equal to that afforded by Bank's established procedures with respect to similar securities held by Bank and its securities depositories in New York.

     Section 14. ACCESS TO RECORDS.

     ADD THE FOLLOWING LANGUAGE TO THE END OF SECTION 14(C).

     Upon reasonable request from Customer, Bank shall furnish Customer such reports (or portions thereof) of Bank's system of internal accounting controls applicable to Bank's duties hereunder. Bank shall endeavor to obtain and furnish Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding Assets.

                           GLOBAL PROXY SERVICE RIDER
                           To Global Custody Agreement
                                     Between
                            THE CHASE MANHATTAN BANK
                                       AND

                              SECURITY INCOME FUND

                              dated April 9, 1997.


1. Global Proxy Services ("Proxy Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. Proxy Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer directions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4. Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Proxy Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Proxy Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Securities are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting; (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or
    (vi) held in a margin or collateral account.

6. Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (E.G., a net yes or no vote given the voting instructions received from all customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for Proxy Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Proxy Services shall be furnished to Bank in accordance with ss.10 of the Agreement. Proxy Services fees shall be as set forth in ss.13 of the Agreement or as separately agreed.

                            DOMESTIC AND GLOBAL

                     SPECIAL TERMS AND CONDITIONS RIDER

DOMESTIC CORPORATE ACTIONS AND PROXIES

With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

     Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by Bank for this purpose.

Add the following at the beginning of the last sentence of Section 12(a)(i):

"As long as Bank shall have been in compliance with its obligations  pursuant to
Section 4(b) hereof,"

                            THE CHASE MANHATTAN BANK
                                  FEE SCHEDULE
                                       FOR
         Security Income Fund - Emerging Market Total Return Series and
                         Global Asset Allocation Series

  I.  DOMESTIC CUSTODY

      (Market value fees and transaction charges to be applied on a fund by fund basis)

      MARKET VALUE FEES

           $0        -     $300MM     1.00bp
           $300MM    -     $600MM     0.75bp
           Over            $600MM     0.50bp

      TRANSACTIONS

           Book Entry          $ 8.00
           Physical            $15.00

 II.  GLOBAL CUSTODY

      COUNTRY SAFEKEEPING AND TRANSACTION FEES
      (To be applied on a fund by fund basis)

                            BASIS POINT         TRANSACTIONS

            Band A              3.5                   $ 30
            Band B              5.5                   $ 40
            Band C              6.5                   $ 60
            Band D              9.5                   $ 60
            Band E             11.5                   $ 80
            Band F             26.5                   $120
            Band G             41.5                   $120

      MINIMUM ANNUAL CUSTODY FEE*                  $25,000

      *Calculated on the entire SBL/Chase relationship

III.  MISCELLANEOUS FEES

      Out of pocket expenses (i.e., scrip fees        As incurred
      stamp taxes, transaction costs, etc.)

      Transfer to successor custodian                 Refer to country bands


        THE CHASE MANHATTAN BANK                   SECURITY INCOME FUND

              KATHLEEN ROEDER                        JAMES R. SCHMANK
-------------------------------------------  -----------------------------------

                             COUNTRY BAND SCHEDULE


BAND A                       BAND B                          BAND C
------                       ------                          ------
Japan                        Canada                          Australia
Cedel                        Germany                         Belgium
Euroclear                    Netherlands                     Denmark
                             Switzerland                     France
                                                             New Zealand
                                                             Norway
                                                             Sweden
                                                             United Kingdom

BAND D                       BAND E                          BAND F
------                       ------                          ------
Austria                      Mexico                          Argentina
Finland                      Portugal                        Brazil
Hong Kong                    Spain                           Chile
Ireland                      Thailand                        Colombia
Italy                                                        Greece
Luxembourg                                                   Indonesia
Malaysia                                                     Jordan
Singapore                                                    Pakistan
South Africa                                                 Philippines
                                                             South Korea
                                                             Turkey
                                                             Venezuela

                     BAND G
                     ------
Bahrain                              Lebanon
Bangladesh                           Mauritius
Botswana                             Morocco
China (Shenzhen & Shanghai)          Namibia
Cyprus                               Oman
Czech Republic                       Peru
Ecuador                              Poland
Egypt                                Slovakia
Estonia                              Sri Lanka
Ghana                                Swaziland
Hungary                              Taiwan
India                                Uruguay
Israel                               Zambia
Kenya                                Zimbabwe